UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement - PR 14C

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

PetVivo Holdings, Inc.

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd

Edina, MN 55439

June 20, 2019

Dear Shareholders:

We are informing you that our shareholders owning a majority of our outstanding common stock have approved the following action:

Election to our Board of Directors of the following ten persons to serve as directors of PetVivo Holdings, Inc. until their successors are elected and shall qualify:

David B. Masters	John Lai	Joseph Jasper
John F. Dolan	Robert Rudelius	David Deming
Randall A. Meyer	Scott M. Johnson	Gregory D. Cash
James R. Martin

This election of directors was approved by written consent on the record date of June 3, 2019 by our shareholders owning a majority of our voting capital stock, in accordance with Nevada Revised Statutes. No stockholder meeting will be held in connection with the election of directors discussed in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to rules under the Securities Exchange Act of 1934, as amended, this corporate action will not become effective until at least twenty (20) days after the date this Information Statement has been mailed to our shareholders.

Thank you for your continued support of and interest in PetVivo Holdings, Inc.

By:	/s/ John Lai
John Lai, President

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

“We,” “us,” “our,” “PetVivo” and the “Company” refers to PetVivo Holdings, Inc.., a Nevada corporation.

This Information Statement is being furnished to the shareholders of PetVivo as of the record date of June 3, 2019 in connection with an action taken by written consent of holders of a majority of our outstanding shares of common stock. This corporate action consists of an election by our shareholders of ten persons to our Board of Directors to serve until their successors are elected and shall qualify. Seven of these persons have served on our Board of Directors prior to this election, and the other three persons are new directors.

The elected seven persons currently serving on our Board of Directors are David B. Masters, John Lai, John F. Dolan, Randall A. Meyer, David Deming, Robert Rudelius and Joseph Jasper. Background descriptions of Messrs. Masters, Lai, Dolan, Meyer and Deming are set forth in our Form 10K annual report, as amended, filed with the SEC on December 10, 2018, and hereby incorporated by reference into this Information Statement; and background descriptions of Messrs. Rudelius and Jasper are set forth in our Form 8-K current report filed with the SEC on August 21, 2018, and also hereby incorporated by reference into this Information Statement.

The elected three new directors are Scott M. Johnson, Gregory D. Cash and James R. Martin.

Scott M. Johnson, age 54, is a professional licensed Mechanical Engineer having 30 years experience providing product design and development, production engineering and processes, product quality control and auditing, risk management audit and compliance procedures, and other engineering operations for leading medical device manufacturers. Since 2012 he has been the Chief Executive Officer and principal owner of Stratego, Inc., a life sciences consulting corporation founded by him. Leading consulting engineering projects of Stratego have included providing key engineering services for defibrillator products of Philips Healthcare, risk management and quality control audit services for Hospira, quality program and remediation management for programmable implant medical devices of St. Jude Medical, and being the Product Engineering Team Leader for PMA Submissions at Zimmer Biomet –Biologics. Mr. Johnson’s lengthy past employment or consulting with leading industry companies includes being Senior Design Engineer for SciMed for five years, being Engineer Project Manager for linear piston pump projects for the life sciences, petroleum and chemical industries during a six-year period while providing engineering services for PumpWorks, Inc., and being FDA compliance project manager at Boston Scientific for four years. His engineering projects for production of medical devices also includes substantial overseas experience with production facilities and procedures in several foreign countries including Mexico, Costa Rica and Dominican Republic.

Gregory D. Cash, age 62, has more than 35 years senior management and/or key sales and marketing executive experience in the life sciences industry, including being Chief Executive Officer or Division President of leading cardiovascular medical device companies. Since 2011, he has been the Chief Executive Officer and principal owner of Argent International LLC, Minneapolis, MN, a consulting firm he founded to provide management, marketing and financial consulting services to start-up and established companies in the life sciences industry. Prior to founding Argent, Mr. Cash served for over thirty years in senior executive management or marketing roles with leading medical device companies, including five years with Boston Scientific Corporation and over twelve years with Medtronic, Incorporated. His many industry achievements also feature extensive and high-level overseas experience including being Chief Executive Officer or a senior marketing executive of both start-up and established international medical device companies in European countries including The United Kingdom, France and Italy, as well as serving for several years as the Senior Marketing Manager in Asia for all Medtronic product lines.

James R. Martin, age 79, is a retired Certified Public Accountant (CPA) whose primary professional career included many years as a Partner with the accounting firm of KPMG. While employed by KPMG, Mr. Martin was in charge of providing certified audits for many public and private companies in various industries. He holds an Accounting Degree and a Law Degree from the University of Washington, and he retains his membership in the AICPA.

On June 3, 2019, this corporate action to elect the foregoing ten persons to our Board of Directors was approved by stockholders who as a group hold a majority of the outstanding shares of common stock of the Company. Under rules of the SEC, this election and corporate action will not become effective until at least twenty (20) days after the mailing of this Information Statement to our shareholders. No other votes or consents are required or necessary for this corporate action to become effective. The date on which this Information Statement will be sent to our shareholders will be on or about June 21, 2019.

The Company currently does not compensate its directors in cash for providing services as a member of our Board of Directors. In the event the Company adopts any future compensation or other benefit plan for directors, each of these ten directors will benefit on the same basis as all other directors. As for the three new elected directors, Messrs. Johnson, Cash and Martin, each of them was issued warrants with five-year terms to purchase 50,000 shares of our common stock in consideration for their agreements to serve as a director, which warrants are fully vested, exercisable at $.30 per share, and include a cashless exercise provision, and each of these three directors also received similar warrants to serve as a director for a second year with the exception that the second year warrants vest at a rate of 12,500 shares quarterly provided they continue to serve as a director.

Reasons for Corporate Action

The shareholders holding a majority of our common stock elected this Board of Directors of the foregoing ten persons primarily for the following reasons:

i) to access and add to our Board of Directors the life sciences and medical device experiences and industry management and engineering skills of Messrs. Cash and Johnson;

ii) to add Mr. Martin to our Board of Directors to have available to us his high-level and lengthy experience as a Certified Public Accountant and Partner with a leading national and international auditing and accounting firm; and

iii) to eliminate dissension which has occurred on our Board of Directors and hindered our development since the 2018 resignation from our Board of Directors of our former CEO, and concurrently to foster cooperation among the elected ten directors for the benefit and growth of Petvivo.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (952) 405-6216. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of any future mailings, you may send notification thereof to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding common shares is required to approve and effect the election of directors by this written consent. As of the record date of June 3, 2019 the Company had 22,074,667 shares of voting common stock issued and outstanding. The consenting stockholders who approved these written actions own an aggregate of 14,486,591 shares of common stock, which represents approximately 65.6% of the voting rights associated with the Company’s outstanding shares of common stock. Each shareholder is entitled to one vote per share of common stock.

Under Nevada law, our shareholders are not entitled to any dissenting shareholder or appraisal rights relating to this corporate action.

VOTING AND OTHER SHAREHOLDER RIGHTS

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Holders of our common stock have no cumulative voting rights. Holders of our common stock have no preemptive rights to purchase the Company’s common stock or rights or interests therein such as options and warrants. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of June 3, 2019 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock; (ii) each elected director and executive officer of the Company; and (iii) directors and executive officers of the Company as a group.

	Name and Address of	Amount of Shares of		Percent of
Title of Class	Beneficial Owner (1)	Beneficial Owner		Class
Common Stock	David B. Masters, Director	4,958,641	(2)	22.42%

Common Stock	John Lai, President and Director	3,877,188	(3)	16.99%

Common Stock	John Dolan, Director	1,975,237	(4)	8.87%

Common Stock	Randall A. Meyer, Director	1,768,638	(2)	7.99%

Common Stock	Robert Rudelius, Director	662,334	(5)	2.99%

Common Stock	David Deming, Director	184,750	(6)	0.08%

Common Stock	Joseph Jasper, Director	131,250	(7)	0.06%

Common Stock	Scott M. Johnson, Director	693,503	(8)	3.14%

Common Stock	James R. Martin, Director	165,688	(8)	0.07%

Common Stock	Gregory D. Cash, Director	100,000	(9)	0.04%

Common Stock	Officers and directors as a group (10 persons)	23,818,417		60.95%

Common Stock	Stanley Gruden, 5% Shareholder	1,694,800		7.68%

(1) The business address of each person in the above table is 5251 Edina Industrial Blvd, Edina, MN 55439.

(2) Includes 46,875 shares exercisable pursuant to warrants.

(3) Includes 750,000 shares exercisable pursuant to warrants.

(4) Includes 187,500 shares exercisable pursuant to warrants.

(5) Includes 112,500 shares exercisable pursuant to warrants.

(6) Includes 168.750 shares exercisable pursuant to warrants.

(7) Represents 131,250 shares exercisable pursuant to warrants.

(8) Includes 100,000 shares exercisable pursuant to warrants.

(9) Represents 100,000 shares exercisable pursuant to warrants.

INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

Unless set forth in this Information Statement, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in this corporate action which is not shared pro rata by all other shareholders of the Company.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, the Company files reports, documents, and other information, including annual and quarterly reports on Form 10-K and Form 10-Q and current reports on Form 8-K, with the Securities and Exchange Commission (the “Commission”). These reports and information filed by us can be inspected and copied at the public reference offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials also can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our filings with the Commission also are available to the public on the Commission’s Internet website at http://www.sec.gov.

The following documents filed by the Company with the Commission are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for quarter ended 12/31/2018 filed on February 2, 2019.
2.	Current Report on Form 8-K filed on December 19, 2018.
3.	Quarterly Report on Form 10-Q, as amended, for quarter ended 6/30/2018 filed on December 10, 2018.
4.	Annual Report on Form 10-K, as amended for year ended 3/31/2018 filed on December 10, 2018.
5.	Quarterly Report on Form 10-Q for quarter ended 9/30/2018 filed on November 14, 2018.
6.	Current Report on Form 8-K filed on August 20, 2018.

The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement. The address and telephone number to which such a request is to be directed are as follows: PetVivo Holdings, Inc., Attn: John Lai – President, 5251 Edina Industrial Blvd, Edina, MN 55439.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only.

Dated: June 20, 2019	By:	/s/ John Lai, President